Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Frank Leslie

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 495-3913

(Name, address and telephone number of agent for service)

Stratus Technologies, Inc.

(Issuer with respect to the Securities)

Delaware	04-3453241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Powdermill Road Maynard, Massechusetts	01754
(Address of Principal Executive Offices)	(Zip Code)

See Table of Additional Registrants Below

10.375% Senior Notes due 2008

(Title of the Indenture Securities)

Table of Additional Registrants

Exact name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification No.	Address of Principal Executive Offices
Stratus Technologies International, S.à r.l.	Luxembourg	98-0359581	123, Avenue de X Septembre L-2551 Luxembourg

Stratus Equity S.à r.l.	Luxembourg	None	123, Avenue de X Septembre L-2551 Luxembourg

Stratus Technologies Bermuda Ltd.	Bermuda	98-0412966	Reid Hall, 3 Reid Street Hamilton HM 11, Bermuda

Stratus Technologies Ireland Limited	Ireland	98-0368193	College Business & Technology Park Blanchardstown Road North Blanchardstown, Dublin 15, Ireland

Stratus Research and Development Limited	Ireland	None	College Business & Technology Park Blanchardstown Road North Blanchardstown, Dublin 15, Ireland

SRA Technologies Cyprus Limited	Cyprus	None	Vyronos Avenue 36, Nicosia, Cyprus

Cemprus Technologies, Inc.	Delaware	57-1146987	111 Powdermill Road Maynard, MA 01754

Cemprus, LLC	Delaware	95-4891291	111 Powdermill Road Maynard, MA 01754

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3–15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 30th day of January, 2004.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Frank P. Leslie III

Frank P. Leslie III
Vice President

By:	/s/ Benjamin J. Krueger

Benjamin J. Krueger
Trust Officer

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 30, 2004

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Frank P. Leslie III

Frank P. Leslie III
Vice President

By:	/s/ Benjamin J. Krueger

Benjamin J. Krueger
Trust Officer

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2003

($000’s)

9/30/2003
Assets
Cash and Due From Depository Institutions	$9,363,408
Federal Reserve Stock	0
Securities	34,719,100
Federal Funds	2,322,794
Loans & Lease Financing Receivables	118,943,010
Fixed Assets	1,915,381
Intangible Assets	9,648,952
Other Assets	9,551,844

Total Assets	$186,464,489

Liabilities
Deposits	$122,910,311
Fed Funds	6,285,092
Treasury Demand Notes	3,226,368
Trading Liabilities	246,528
Other Borrowed Money	21,879,472
Acceptances	145,666
Subordinated Notes and Debentures	6,148,678
Other Liabilities	5,383,119

Total Liabilities	$166,225,234

Equity
Minority Interest in Subsidiaries	$1,003,166
Common and Preferred Stock	18,200
Surplus	11,676,398
Undivided Profits	7,541,491
Total Equity Capital	$20,239,255

Total Liabilities and Equity Capital	$186,464,489

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Frank P. Leslie III

Vice President

Date: January 30, 2004